An Amendment dated February 1, 2009, to the Investment Advisory Agreement, dated January 1, 2002, by and between MFS Series Trust III, on behalf of its series of shares, and Massachusetts Financial Services
Company,  is contained in  Post-Effective  Amendment No 43 to the  Registration
  Statement  for MFS Series
Trust III (File Nos. 2-60491 and 811-2794) as filed with the Securities and Exchange Commission via
EDGAR on May 28, 2009,  under Rule 485 under the  Securities  Act of 1933.
Such document is  incorporated
herein by reference.